As filed with the Securities and Exchange Commission on September 26, 2025

Registration No. 333-264432

Registration No. 333-287311

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

POST-EFFECTIVE AMENDMENT NO. 1 TO FORM S-8 REGISTRATION STATEMENT NO. 333-264432

POST-EFFECTIVE AMENDMENT NO. 1 TO FORM S-8 REGISTRATION STATEMENT NO. 333-287311

UNDER

THE SECURITIES ACT OF 1933

ANEBULO PHARMACEUTICALS, INC.

(Exact name of registrant as specified in its charter)

Delaware	85-1170950
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification Number)
1017 Ranch Road 620 South, Suite 107 Lakeway, Texas	78734
(Address of Principal Executive Offices)	(Zip Code)

Anebulo Pharmaceuticals, Inc. 2020 Stock Incentive Plan

(Full title of the plan)

Richard Anthony Cunningham

Chief Executive Officer

Anebulo Pharmaceuticals, Inc.

1017 Ranch Road 620 South, Suite 107

Lakeway, Texas 78734

(Name, address of agent for service)

(512) 598-0931

(Telephone number, including area code, of agent for service)

Copies to:

Leslie Marlow, Esq.

Melissa Murawsky, Esq.

Blank Rome LLP

1271 Avenue of the Americas

New York, New York 10020

(212) 885-5000

(Name, address and telephone number)

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act (Check one).

Large accelerated filer	☐	Accelerated filer	☐
Non-accelerated filer	☒	Smaller reporting company	☒
		Emerging growth company	☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

DEREGISTRATION OF SECURITIES

These Post-Effective Amendments (these “Post-Effective Amendments”) relate to the following Registration Statements on Form S-8 (collectively, the “Registration Statements”), filed with the Securities and Exchange Commission (the “SEC”) by Anebulo Pharmaceuticals, Inc., a Delaware corporation (the “Company”):

●	Registration Statement No. 333-264432, registering 2,667,500 shares of the Company’s common stock, par value $0.001 per share (the “Common Stock”), issuable pursuant to the Company’s 2020 Stock Incentive Plan (the “2020 Plan”), which was filed with the SEC on April 22, 2022; and

●	Registration Statement No. 333-287311, registering 2,500,000 shares of Common Stock, issuable pursuant to the Company’s 2020 Plan, which was filed with the SEC on May 15, 2025.

The Company is filing these Post-Effective Amendments to the Registration Statements to withdraw and remove from registration the shares of Common Stock remaining unsold pursuant to the Registration Statements.

In accordance with undertakings made by the Company in the Registration Statements to remove from registration, by means of a post-effective amendment, any shares of Common Stock that had been registered for issuance but remain unsold at the termination of the offering, the Company hereby removes from registration any and all shares of the Company’s Common Stock registered but unsold under the Registration Statemenst as of the date hereof.

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SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused these Post-Effective Amendments to the Registration Statements to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Lakeway, State of Texas, on September 26, 2025.

ANEBULO PHARMACEUTICALS, INC.

By:	/s/ Richard Anthony Cunningham
Name:	Richard Anthony Cunningham
Title:	Chief Executive Officer

Pursuant to Rule 478 under the Securities Act of 1933, as amended, no other person is required to sign this Post-Effective Amendment to the Registration Statements.

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